Exhibit 3.40

LIMITED LIABILITY COMPANY AGREEMENT

OF

SUNCOKE TECHNOLOGY AND DEVELOPMENT LLC

A Delaware Limited Liability Company

This Limited Liability Company Agreement (this “Agreement”) of SunCoke Technology and Development LLC (the “Company”), dated as of July 18, 2011, is adopted, executed, and agreed to by the sole member of the Company.

1. Formation. SunCoke Technology and Development LLC has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2. Term. The Company shall have a perpetual existence.

3. Purpose. The purpose of the Company shall be to engage in any lawful business, purpose or activity that may be engaged in by a limited liability company formed under the Act.

4. Sole Member. Sunoco, Inc., a Pennsylvania corporation, shall be the sole member of the Company (the “Member”).

5. Membership Interests. The membership interest of the Company shall be represented by units (each a “Unit”). The Company shall have the authority to issue One Thousand (1,000) Units. Each Member’s Unit shall be evidence by a certificate in such form as the Board may from time to time prescribe.

6. Contributions. The Member has made an initial contribution to the capital of the Company. Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligations to do so.

7. Distribution. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

8. Management. The management of the Company is fully reserved to a Board of Directors (the “Board”), elected by the Member. Each person serving on the Board shall have all the powers of a “manager” under the Act. The Board may, from time to time, appoint, employ and retain such persons as may be necessary or appropriate for the conduct of the Company’s business and affairs. Such persons may be designated as officers of the Company, with titles including but not limited to: President, Vice President, Secretary and Treasurer. Any such officers shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may transfer all or substantially all of the assets and liabilities of the Company to a third party without any consent or action required to be taken by the Member.

9. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. No other event will cause the Company to dissolve.

10. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT OF LAWS RULES).

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11. Liability of the Member. The Member shall not have any liability for the debts, obligations, or liabilities of the Company or for the acts or omissions of any other member, officer, agent, or employee of the Company except to the extent provided in the Act. The failure of the Member to observe any formalities or requirements relating to the exercise of the powers of the Member or the management of the business and affairs of the Company under this Agreement or the Act shall not be grounds for imposing liability on the Member for liabilities of the Company.

12. Indemnification. The Company shall indemnify the Member and those authorized officers, agents, and employees of the Company identified in writing by the Member as entitled to be indemnified under this section for all costs, losses, liabilities, and damages paid or accrued by the Member (as the Member or as an officer, agent or employee) or any such officer, agent, or employee in connection with the business of the Company, except to the extent prohibited by the laws of the State of Delaware.

13. Conflicts of Interest. Nothing in this Agreement shall be construed to Limit the right of the Member to enter into any transaction that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company. The Member does not violate a duty or obligation to the Company merely because the conduct of the Member furthers the interests of the Member. The Member may lend money to and transact other business with the Company. The rights and obligations of the Member upon lending money to or transacting business with the Company are the same as those of a person who is not the Member, subject to other applicable law. No transaction with the Company shall be void or voidable solely because the Member has a direct or indirect interest in the transaction.

14. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements, express or implied, oral or written, with respect thereto. The express terms of this Agreement control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

15. Amendment. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

16. Rights of Creditors and Third Parties. This Agreement is entered into by the Member solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person other than the successors and assigns of the Member. Except and only to the extent provided by applicable statute, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Member, with respect to the subject matter hereof.

SUNOCO, INC., as sole member

/s/ Stacy L. Fox
By: Stacy L. Fox
Title: Senior Vice President, General Counsel &
Corporate Secretary
(Authorized Stockholder Representative)

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ASSIGNMENT AND AMENDMENT AGREEMENT

OF

SUNCOKE TECHNOLOGY AND DEVELOPMENT LLC

This Assignment and Amendment Agreement of SunCoke Technology and Development LLC, dated as of July 25, 2011, and effective as of July 18, 2011 (this “Agreement”), is entered into by and among Sunoco, Inc., a Pennsylvania corporation (the “Assignor”) and SunCoke Energy, Inc., a Delaware corporation (the “Assignee”).

W I T N E S S E T H:

WHEREAS, SunCoke Technology and Development LLC (the “Company”) has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (the “Act”) pursuant to a Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware on July 15, 2011, and a Limited Liability Company Agreement of the Company, dated as of July 18, 2011 (the “LLC Agreement”);

WHEREAS, on July 18, 2011 (the “Effective Date”), the Assignor was the sole member of the Company and contributed all of its limited liability company interest in the Company as a member of the Company (the “Interest”) to the Assignee (the “Contribution”);

WHEREAS, to further evidence the Contribution, and to reflect the Assignor’s cessation as a member of the Company, the Assignor desires enter into this Agreement;

WHEREAS, the Assignee desires to further evidence its receipt of the Contribution and to be admitted to the Company as a substitute member of the Company, effective as of the Effective Date; and

WHEREAS, the undersigned, being all of the members of the Company, to accomplish the foregoing, desire to amend the LLC Agreement in the manner set forth herein.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1. Assignment. Notwithstanding any provision in the LLC Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, the Assignor does hereby assign, transfer and convey the Interest to the Assignee, effective as of the Effective Date.

2. Admission. Notwithstanding any provision in the LLC Agreement to the contrary, immediately prior to the assignment described in paragraph 1 of this Agreement, the Assignee shall be admitted to the Company as a substitute member of the Company.

3. Cessation. Notwithstanding any provision in the LLC Agreement to the contrary, immediately following the admission of the Assignee as a substitute member of the Company, the Assignor shall and does hereby cease to be a member of the Company and shall thereupon cease to have or exercise any right or power as a member of the Company.

4. Continuation of the Company. The parties hereto agree that the assignment of the Interest, the admission of the Assignee as a substitute member of the Company and the cessation of the Assignor as a member of the Company shall not dissolve the Company and that the business of the Company shall continue. The Assignee hereby confirms that, as the sole member of the Company and as the successor to the interests of all prior members of the Company, it hereby revokes any prior dissolution of the Company (if any) and continues the Company without dissolution.

5. Books and Records. The members of the Company shall take all actions necessary under the Act and the LLC Agreement, including causing the amendment of the LLC Agreement, to evidence the resignation of the Assignor from the Company as a member of the Company and the admission of the Assignee to the Company as a member of the Company.

6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the LLC Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

7. Binding Effect. This Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

8. Confirmation and Ratification.

(a) The Assignee and the Assignor confirm the accuracy of the recitals, and ratify and confirm the Contribution, in all respects, effective as of the Effective Date.

(b) The Assignee hereby ratifies and confirms the adoption of all of the resolutions set forth in the Unanimous Written Consent of the Board of Directors and the Sole Member of the Company, dated July 20, 2011.

9. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Agreement in Effect. All references in the LLC Agreement to “Sunoco, Inc.” are hereby amended to refer to SunCoke Energy, Inc. Except as hereby amended, the LLC Agreement shall remain in full force and effect.

11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.

[signature page follows]

IN WITNESS WHEREOF the undersigned have executed this agreement as of the date set forth above.

Resigning Member:

SUNOCO, INC.

By:
Name:
Title:

Substitute Member:

SUNCOKE ENERGY, INC.

By:	/s/ Michael J. Thomson
Name:
Title:

Signature Page to Assignment Agreement

IN WITNESS WHEREOF the undersigned have executed this agreement as of the date set forth above.

Resigning Member:

SUNOCO, INC.

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	Senior Vice President and Chief Financial Officer

Substitute Member:

SUNCOKE ENERGY, INC.

By:
Name:
Title:

Signature Page to Assignment Agreement